Exhibit 99.1
TNP Strategic Retail Trust Meets Minimum Offering Amount, Acquires Its First Property, Enters Into Revolving Credit Facility
IRVINE, Calif., Nov. 19 /PRNewswire/ — TNP Strategic Retail Trust, Inc. (the “Company”) announced that as of November 12, 2009, it had raised the minimum offering amount of $2,000,000 in shares of common stock in its initial public offering.
Subscriptions from the offering were initially placed in escrow until the minimum offering amount was raised. The proceeds have now been released by the escrow agent to the Company.
Acquisition of Moreno Marketplace
The Company also announced today that it has acquired its first property, a 94,574 square foot necessity retail center anchored by Stater Bros, a major grocery store chain. The retail center, located in Moreno Valley, California also features Wells Fargo Bank and prominent fast food chains Subway and Jack In The Box. The property contains six buildings and two vacant pad sites that may be developed in the future.
“We believe this grocery anchored retail center is a great investment and fits in well with our overall strategy to acquire necessity-based retail properties in the Western United States,” said Steve Corea, Thompson National Properties’ Senior VP of Acquisitions.
Credit Facility
In addition, TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership, has entered into a secured revolving credit agreement with KeyBank National Association establishing a revolving credit facility with a maximum aggregate borrowing capacity of up to $15,000,000. The proceeds of the revolving credit facility may be used for investments in properties and real estate-related assets, improvement of properties, costs involved in the ordinary course of business and for other general working capital purposes. The Company has guaranteed the obligations of the Operating Partnership under the credit facility.
“We are pleased to strengthen our relationship with KeyBank, which now represents, with our advisor and its affiliates, approximately $25,000,000 in commitments. Having this credit facility in place provides us with additional flexibility to execute on our business strategy. The completion today of the credit facility and the Moreno Marketplace acquisition demonstrates the strength of our management team and our long track record of execution in all types of markets,” said Anthony W. “Tony” Thompson, Chief Executive Officer of the Company.

About TNP Strategic Retail Trust, Inc.
TNP Strategic Retail Trust, Inc. is a real estate investment trust investing in retail properties, located primarily in the Western United States, and real estate related assets, including the investment in or origination of mortgage, mezzanine, bridge and other loans related to commercial real estate.
About Thompson National Properties, LLC
Thompson National Properties, LLC provides real estate investment opportunities and asset management to high net worth domestic, foreign, individual and institutional investors. As of November 19, 2009, Thompson National Properties has 89 commercial properties totaling approximately 13.6 million square feet under management. For more information regarding Thompson National Properties, please visit www.tnpre.com.
Forward-looking statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: an inability to identify appropriate options and funding for development of vacant parcels; volatility in the debt or equity markets affecting our ability to acquire or sell real estate assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; our ability to identify, successfully compete for and complete acquisitions; and the performance of real estate assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.